FOR IMMEDIATE RELEASE

Media Contact:
Andrea Myers
VP, Senior Communications Mgr.
918-691-9324
amyers@bokf.com

BOK Financial announces new chief executives

TULSA, Okla. (July 30, 2013) - Stanley A. Lybarger, president and chief executive officer of BOK Financial (NASDAQ: BOKF), announced today that Steven G. Bradshaw will succeed him as president and chief executive officer and Daniel H. Ellinor will serve as chief operating officer. Both individuals currently serve as senior officers of the company and will assume their new positions following Lybarger's retirement at the end of this year.

"Steve and Dan have been very instrumental in BOK Financial's past success, including the company's geographic expansion and exceptional performance through the recent recession," Lybarger said. "They possess the ability, experience and integrity to take the company to the next level."

"I have worked closely with Steve and Dan since they each joined the company, so I know firsthand that they have the capability to lead us to continued growth in market position and profitability," said George Kaiser, chairman of BOK Financial. "They have both also participated in board and committee meetings for many years and gained the confidence of our board members. Under their leadership, BOKF's future should be as stellar as its past."

Bradshaw, as CEO, will be responsible for the strategic direction and operating performance of all aspects of the company, while Ellinor, as the COO, will gain more responsibility throughout the corporation and work directly with Bradshaw to set operational strategy and drive growth initiatives.

"It's an absolute honor to lead an organization that I've been part of building for 22 years. Our entire leadership team has benefited greatly from Stan's exceptional leadership over those years and is well prepared to establish and execute our growth strategy into the future," said Bradshaw. "The company's greatest strength is a very impressive collection of talented individuals who have proven they can produce exceptional financial results through superior service. I'm confident we can turn a challenging operating environment in our industry into an opportunity for BOK Financial to grow earnings and expand capabilities going forward."

Bradshaw joined BOK Financial in 1991 to establish a new consumer investment business. In his current role, he has oversight for the company's consumer banking, mortgage, wealth management, treasury services and business banking functions, as well as Colorado State Bank and Trust and Bank of Kansas City.

"The opportunity to be part of leading BOK Financial into its next chapter is tremendous," said Ellinor. "As a member of the leadership team the past decade, I'm proud of the great success we have accomplished both in our lines of business, as well as in our regional markets. I look forward to working closely with Steve to build on our momentum and create new opportunities for our company and our employees."

Ellinor joined BOK Financial 10 years ago after a 20-year banking career in Texas, assuming responsibility for Bank of Oklahoma commercial lending, TransFund, international banking and treasury services. Ellinor's current responsibilities include the majority of BOK Financial's commercial lending activities, consisting of energy, commercial real estate and health care lending, TransFund, as well as Bank of Oklahoma, Bank of Albuquerque, Bank of Arkansas and Bank of Arizona.

Bradshaw and Ellinor's promotions were approved today by the BOK Financial and BOKF, NA boards of directors.

Lybarger will retire at the end of 2013, following a 40-year career with the company. He started as a management trainee following graduate school. He was promoted to president and chief operating officer of Bank of Oklahoma in 1989. He was named chief executive officer of BOK Financial Corporation and Bank of Oklahoma in 1996.

Following retirement, Lybarger will continue to serve the company and its shareholders as a member of the board of directors of BOK Financial Corporation.

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About BOK Financial Corporation

BOK Financial Corporation is a $27 billion regional financial services company based in Tulsa, Okla. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc., and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas, and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.